Exhibit 99.1

PURE Bioscience Appoints New CEO

— Experienced Food Industry Business Leader —

SAN DIEGO (September 10, 2013) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the appointment of Hank Lambert as its new Chief Executive Officer. Mr. Lambert replaces the interim CEO, Dave Pfanzelter, who remains as Chairman of the Board. The company reported that the management change is part of its previously announced reorganization establishing new and experienced leadership focused on commercialization of SDC technology in the food industry as a unique and proprietary antimicrobial agent to protect consumer safety against various pathogens.

Mr. Lambert, who will also serve as a company director, is an accomplished food industry and consumer products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration and food safety. With over 35 years of industry experience, Mr. Lambert has established a proven track record of growing both revenues and earnings at public and private companies such as Heublein Inc., RJ Reynolds, Nabisco, Inc. and Pinnacle Foods. Mr. Lambert most recently served as the General Manager, Global Food and Water Businesses, at UL LLC (Underwriters Laboratories), and has held various business unit leadership positions servicing the foodservice and leading consumer food brands markets. Mr. Lambert has also served on boards and as a member of various food industry associations, including the International Foodservice Manufacturers Association (IFMA), Institute of Food Technologists and Safe Supply of Affordable Food Everywhere (SSAFE).

“Having spent my career in the food, foodservice and, most recently, food safety industries, I am well aware of the growing market need for a proven solution such as PURE’s SDC-technology that delivers superior, broad-spectrum antimicrobial efficacy,” said Hank Lambert, Chief Executive Officer. “I am very excited about the opportunity to lead and drive customer adoption of PURE’s safe and effective product solutions addressing the ever increasing market requirements for improved food safety for consumers and the environment.”

“We are pleased to recruit a food industry executive of such business acumen, caliber and accomplishments as Hank Lambert. His reputation as a goal-driven leader fits our requirements for laser-focused discipline and experience to drive the future commercial adoption of our SDC-based products into the food safety marketplace,” stated Dave Pfanzelter, Chairman of the Board of PURE. “This management team is well positioned to drive to market leadership in delivering new and effective food safety solutions to our customers in foodservice and food processing.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA) and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “expect,” “intend,” “project” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed initiatives and business plans, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Investor Relations

Tom Hemingway, Redwood Investment Group

714.927.9118

Peter C. Wulff, CFO & COO

Pure Bioscience, Inc.

619.596.8600 ext.111